Trustmark Announces Acquisition of RB Bancorporation (Reliance Bank) Athens, AL November 14, 2016 Building a Premier Regional Financial Services Organization Exhibit 99.1

Forward–Looking Statements Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, including those associated with the planned termination of our noncontributory tax-qualified defined benefit pension plan, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Transaction Rationale – Acquisition of Reliance Bancorporation

Expansion into Huntsville, Alabama MSA

✓ **Entry into high-growth, contiguous market**

- Expand Trustmark's franchise into one of the fastest growing metro areas in Alabama and one of the most attractive metro areas in the Southeast
- Opportunity to generate additional revenue and leverage Trustmark's platform to deliver full suite of banking, mortgage banking, wealth management and insurance services

✓ **Attractive financial profile**

- Approximately $25.6 million deal value ($22.00 per share / 100% cash)
- Price / TBV of 1.62x(1) and Price / LTM Earnings of 19.1x(1)
- EPS accretive with minimal dilution to TBV

✓ **Low risk execution**

- Tuck-in acquisition in a contiguous market
- Comprehensive due diligence completed (85% of gross loans reviewed)
- Cultural fit with senior bankers with proven 20+ year in-market track record
- Employment agreements in place with Senior Management
- Expected to close in first half of 2017

Q3-16 Financial Highlights

Assets	$210 MM
Adj. LTM Net Income(3)	$1.3 MM
TCE / TA	7.63%

Loan Composition



Other 5%
1-4 Family 23%
CRE 38%
C&D 22%
C&I 12%

Loans: $129 MM

Deposit Composition



Jumbo Time 3%
Noninterest Bearing 26%
Retail Time 23%
MMDAs & Savings 18%
Interest-Bearing DDAs 30%

Deposits: $176 MM

Source: Company reports
Note: Consolidated financial data and pricing metrics as of Q3-16
(1) Inclusive of cash value of options and warrants
(2) Excludes one-time transaction charges and assumes no revenue synergies

(3) Excludes one-time merger charges related to Reliance Bank's purchase and assumption of four branches and one LPO that closed in Q2-16

3

Trustmark
Banking and Financial Solutions

U.S. Army / Redstone Arsenal NASA / Marshall Space Flight Center Huntsville Hospital Huntsville City Schools The Boeing Company Madison County Schools Science Applications International Corporation Market Overview – Huntsville, AL MSA An attractive, growing contiguous market with a diversified economy Source: SNL Financial Top Employers – Huntsville, AL MSA Branch Map Select Alabama MSA Demographic Data Trustmark RB Bancorp. (7 locations) Camber Corporation University of Alabama - Huntsville Alabama A&M University ADTRAN, Inc. Northrop Grumman Corporation Verizon Wireless Toyota Motor Manufacturing Alabama, Inc. Lockheed Martin Corporation